UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2003

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 7.

Exhibits

99

Press Release

Item 9.

Regulation FD Disclosure

On December 8, 2003, the Registrant issued the press release attached hereto as Exhibit 99, and incorporated herein by reference.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  December 8, 2003

Exhibit 99

NEWS RELEASE

ABLEAUCTIONS ANNOUNCES STRONG 4TH QUARTER REVENUE & INCOME TO POSITIVELY IMPACT 2003 RESULTS

FIFE, WASHINGTON – December 8, 2003 – Ableauctions.com Inc. (AMEX:AAC) (the “Company”) announced today that it expects fourth quarter revenues to increase by approximately 25% from the previous quarter and net income to increase by approximately 50% from the previous quarter, exceeding management’s expectations.

The increase in revenues is attributed to strong auction activity in the fourth quarter and a consolidation of the results of operations from the Company’s acquisition of Rapidfusion Technologies Inc. on September 1, 2003.  The increase in net income is attributed to growth of the Company’s business, increased operating efficiency and gains realized on investments and currency exchange.

The Company believes that increased transparency is the cornerstone of maintaining investor trust.  It will continue to update its shareholders with information on its earnings, value drivers, strategic initiatives and those factors critical to understanding its business and operating environment.

The Company plans to file its annual report on Form 10-KSB on March 29, 2004 at the market open.

About Ableauctions.com

Ableauctions.com is a high-tech auctioneer that conducts auctions live and simultaneously broadcasts them over the Internet.  With the experience of 3,000 auctions, the Company has developed its own technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com.

About iCollector.com

iCollector.com is a wholly owned subsidiary of Ableauctions and is the independent connection to the world's auction houses.  It was the first company dedicated to trading antiques, fine art and premium collectibles on the Internet and today represents some of the world's leading auction houses.  Since January 2001, it has broadcast hundreds of live auctions in real-time on eBay Live Auctions, directly from the salesroom as the auction happens, selling tens of thousands of lots to many thousands of users online.  With its unparalleled understanding and expertise in this sector, iCollector can help you to maximize your opportunities to find, buy or sell art, antiques and collectibles online.

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Sections 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectation, involve known and unknown risks, a reliance on third parties for information, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our auction houses, our ability to implement our inventory procurement strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company's expectations and estimates.